THEATER XTREME ENTERTAINMENT GROUP, INC.
                             2005 STOCK OPTION PLAN




1.       PURPOSE OF THE PLAN

              1.1 Purpose - The Theater Xtreme Entertainment Group, Inc. 2005 Stock Option Plan (the "Plan") is intended to provide eligible employees of Theater Xtreme Entertainment Group, Inc. (the "Corporation") and its subsidiaries an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate employees to make substantial contributions to the success of the Corporation's business.

              1.2 Stock Options to be Granted - Options granted under this Plan are intended to be Incentive Stock Options within the meaning of Code Section 422(b); however, Nonqualified Stock Options may also be granted within the limitations of the Plan as herein described.

2. DEFINITIONS. The following words shall have the following respective meanings:

              2.1 "Affiliate" - A corporation which is a parent corporation or a subsidiary corporation with respect to Corporation within the meaning of Section 425(e) or (f) of the Code.

              2.2 "Agreement" - The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

              2.3 "Board" - The Board of Directors of the Corporation or at any time the Board of Directors has a Compensation Committee duly appointed, the Compensation Committee.

              2.4 "Code " - The Internal Revenue Code of 1986, as amended.

              2.5 "Common Stock" - The common stock of the Corporation, par value $0.001 per share as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

              2.6 "Corporation" - Theater Xtreme Entertainment Group, Inc.

              2.7 "Director" - A member of the Board of Directors of the Corporation who is not an Employee.

              2.8 "Employee" - Any officer or employee of the Corporation or any Affiliate, as may be designated by the Board from time to time.


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              2.9 "Exchange Act" - The Securities Exchange Act of 1934, as
amended.

              2.10 "Incentive Stock Option" - A stock option intended to satisfy the requirements of Code Section 422(b).

              2.11 "Nonqualified Stock Option" - A stock option other than an Incentive Stock Option.

              2.12 "Optionee" - A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

              2.13 "Participant" - An Employee or Director who receives a grant of an Option under the Plan.

              2.14 "Plan" - Theater Xtreme Entertainment Group, Inc. 2005 Stock Option Plan.

              2.15 "Retirement" - Separation from service on account of early, normal or late retirement, in accordance with the retirement policies of the Corporation, or as determined by the Board.

              2.16 "Securities Act" - The Securities Act of 1933, as amended.

              2.17 "Stock Option" or "Option" - An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

3.       ADMINISTRATION OF THE PLAN

              3.1 Administration - The Plan shall be administered by the Board.

              3.2 Power of the Board -

                    3.2.1 The Board shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Board in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all Optionees and any person claiming under or through an Optionee.

                    3.2.2 Subject to the terms, provisions and conditions of the Plan, the Board shall have exclusive jurisdiction to:

                    3.2.2.1 determine who are Employees under the Plan;

                    3.2.2.2 select the Employees to be granted Options (it being understood that more than one Option may be granted to the same person);

                    3.2.2.3 determine the number of shares subject to each Option;



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                    3.2.2.4 determine the date or dates when the Options will be granted;

                    3.2.2.5 determine the purchase price of the shares subject to each Option in accordance with Article 5 of the Plan;

                    3.2.2.6 determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Article 7 of the Plan;

                    3.2.2.7 determine whether an Option constitutes an Incentive Stock Option; and

                    3.2.2.8 prescribe the form, which shall be consistent with the Plan, of the Agreement evidencing any Options granted under the Plan.

              3.3 Terms - The grant of an Option under the Plan shall be evidenced by an Agreement and may include any terms and conditions not inconsistent with this Plan, as the Board may determine.

              3.4 Liability - No member of the Board shall be liable for any action or determination made in good faith by the Board with respect to the Plan or any Options granted under the Plan.

4.       COMMON STOCK SUBJECT TO THE PLAN

              4.1 Common Stock Authorized - The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed One Million Four Hundred Thousand (1,400,000) shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

              4.2 Shares Available - The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board of Directors of the Corporation, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be reallocated to future Options granted under the Plan.

5.       STOCK OPTIONS

              5.1 Exercise Price - The exercise price per share of Common Stock shall be equal to or greater than one hundred percent (100%) of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be equal to or greater than one hundred ten percent (110%) of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2 of the Plan. The exercise price shall be subject to adjustment only as provided in Article 9 of the Plan.



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              5.2 Limitation on Incentive Stock Options - The aggregate fair market value (determined as of the date an Option is granted) of the capital stock with respect to which Incentive Stock Options are first exercisable by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation) shall not exceed One Hundred Thousand Dollars ($100,000).

              5.3 Determination of Fair Market Value - The fair market value with respect to a share on a date shall mean the average of the closing prices of a share of the Corporation's common stock on the five trading days before such date on the national securities exchange, NASDAQ, OTC Bulletin Board, or Pink Sheets, as the case may be, where such shares are traded, and if such shares are not then traded, shall mean the fair market value of a share of common stock, as determined by the Board in good faith.

              5.4 Cashless Exercise - In addition, at the request of a Participant and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Stock Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

6.       ELIGIBILITY

              6.1 Participation - Options shall be granted only to Employees or Directors. Incentive Stock Options shall only be granted to Employees.

              6.2 Incentive Stock Option Eligibility - Notwithstanding any provision of the Plan to the contrary, an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections
5.1 and 7.4 of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for such individual's brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding capital stock" shall include all capital stock actually issued and outstanding immediately before the grant of the Option. "Outstanding capital stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

              6.3 Rule 16b-3 Compliance.

                    6.3.1 Six-Month Holding Period - Unless a Participant could otherwise dispose of equity securities including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six
(6) months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six (6) months elapse from the date of acquisition of the derivative security to the date of disposition




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of the derivative security (other than upon exercise or conversion) or its underlying equity security.

                    6.3.2 Other Compliance Provisions - With respect to a Participant who is then subject to Section 16(b) of the Exchange Act in respect of the Company, the Board shall implement transactions under the Plan and administer the Plan in a manner that shall ensure that each transaction by such Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Board may authorize the Company to repurchase any Stock Option or shares of Stock resulting from any Stock Option in order to prevent Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities acquired under the Plan which are disposed of by a Participant, shall be deemed to be disposed of in the order acquired by the Participant.

7.       TERM OF EXERCISE OF OPTIONS

              7.1 Vesting Schedule - An Optionee shall have a cumulative vested interest in the right to exercise an Option granted hereunder determined only by reference to continuous employment with the Corporation following the date of grant of the Option, as determined by the Board, but in no event less favorable to the Participant than the following schedule:

                Period of Continuous
                Employment Following               Cumulative Vested
                Date of Grant                          Percentage
                --------------------               --------------------

                Less than one year                           0%
                One year or more                            25%
                Two years or more                           50%
                Three years or more                         75%
                Four years or more                         100%

              7.2 Vesting Schedule Exception - Notwithstanding the provisions of
Section 7.1 to the contrary, each Option granted under the Plan shall become immediately exercisable after a Change of Control (as hereinafter defined), an event described in Section 8.3 hereof occurs, or upon the dissolution or liquidation of the Corporation.

              7.3 Further Limitations - The Board at its discretion may provide further limitations on the exercisability of Options granted under the Plan. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8 of the Plan.

              7.4 Termination - Except as provided in Section 9.2, each Option granted under the Plan shall terminate on the date determined by the Board, and specified in the Agreement, provided, however, that (i) each Incentive Stock Option granted to an individual described in Section 6.2 of the Plan shall terminate not later than five (5) years after the date of



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 the grant and (ii) each other Incentive Stock Option shall terminate not later than ten (10) years after the date of grant.

              7.5 Exercise -

                    7.5.1 A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such form as the Board shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Board at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by the Optionee and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Article 5 hereof but calculated on the date of tender of the shares by the Participant) or by delivering such combination of cash and such shares as the Board in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied.

                    7.5.2 A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise any such Option in any order.

                    7.5.3 For purposes of the Plan, a "Change of Control" shall be deemed to have occurred if:

                    7.5.3.1 any "Person" (which for purposes of this Article 7 shall have the same meaning as is given to such term in Sections 13(d) and 14(d) of the Exchange Act, except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (the "Benefit Plan(s)")), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 51% or more of the combined voting power of the Corporation's then outstanding securities (other than pursuant to a transaction described in Section 7.5.3.4 below after which transaction all Options continue to be outstanding in accordance with their terms);

                    7.5.3.2 there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing Twenty-Five Percent (25%) or more of the combined voting power of the Corporation's then outstanding securities;

                    7.5.3.3 there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

                    7.5.3.4 there occurs a merger, consolidation, or other reorganization of the Corporation, unless:



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                    7.5.3.4.1 the shareholders of the Corporation immediately
before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization at least Fifty-One Percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Corporation immediately before such merger, consolidation or reorganization;

                    7.5.3.4.2 the individuals who were members of the Board of Directors of the Corporation immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least Fifty-One Percent (51%) of the members of the board of directors of the Surviving Corporation; and

                    7.5.3.4.3 no Person other than the Corporation, any subsidiary, or any benefit plan (or any trust forming a part thereof maintained by the Corporation, the Surviving Corporation or any subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of Twenty-Five Percent (25%) or more of the then outstanding voting securities of the Corporation) has beneficial ownership of Twenty-Five Percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                    7.5.3.5 a plan of liquidation or dissolution of the Corporation other than pursuant to bankruptcy or insolvency laws is adopted; or

                    7.5.3.6 during any period of two consecutive years, individuals, who at the beginning of such period constituted the Board of Directors of the Corporation, cease for any reason to constitute at least a majority of the Board of Directors of the Corporation unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period.

8.       TERMINATION OF EMPLOYMENT AFTER VESTING

              8.1 Retirement - In the event of Retirement, an Option shall lapse at the earlier of the expiration date of the Option or

                    8.1.1 In the case of an Incentive Stock Option, three months from the date of Retirement; and

                    8.1.2 In the case of an Option other than an Incentive Stock Option, up to twenty-four (24) months, at the discretion of the Board, from the date of Retirement.

              8.2 Non-Retirement Termination - In the event of voluntary termination of an Optionee's employment at the election of the Optionee, all Options shall lapse as of the date of termination. In the event of a termination of Optionee's employment by the Corporation, all Options shall lapse at the earlier of the expiration of the Option or ninety (90) days following the date of termination.



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              8.3 Death or Disability - In the event of termination of
employment due to death or "Disability" as defined in Code Section 72(m)(7), an Option shall lapse at the earlier of the termination date of the Option or one year after termination of employment due to either such cause.

9.       ADJUSTMENT PROVISIONS

              9.1 Share Adjustments

                    9.1.1 In the event that the shares of Common Stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) then, subject to the provisions of subsection 9.1.3 below, there shall be substituted for each share of Common Stock of the Corporation which was theretofore subject to an Option the number and kind of shares of capital stock or other securities into which each outstanding share of the Common Stock of the Corporation shall be so changed or for which each such share shall be so exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to exercise price and other terms, as may be necessary to reflect the foregoing events. In the event that the outstanding shares shall be subdivided into a greater or combined into a lesser number of such shares, whether by stock dividend, stock split or combination of shares, the exercise price shall be proportionately decreased or increased, as the case may be, and the number of remaining Option Shares (those not acquired by exercise of the Option prior to the record date of such stock dividend, stock split, or combination of shares) subject to the Option shall be proportionately increased or decreased as the case may be, so as appropriately to reflect such subdivision or combination, effective immediately upon the effectiveness of such subdivision or combination.

                    9.1.2 If there shall be any other change in the number or kind of the outstanding shares of capital stock of the Corporation, or of any capital stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

                    9.1.3 The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

              9.2 Corporate Changes - Upon a dissolution or liquidation of the Corporation, or consummation of any Change of Control, then any Option may be terminated prior to the applicable expiration date by action of the Board, provided that (A) the Board selects a termination date which is at least thirty
(30) days after the date Optionee is given written notice of such selection, and
(B) if and to the extent that the Option expires on such date unexercised, the Corporation (or the surviving entity, as the case may be) shall pay to Optionee with respect to


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 each Option Share which was not exercised, the excess, if any, of the fair market value of a share on such termination date over the exercise price per share.

              9.3 Fractional Shares - Fractional shares resulting from any adjustment in options pursuant to this Article 9 may be settled as the Board shall determine.

              9.4 Binding Determination - To the extent that the foregoing adjustments relate to capital stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

10.      GENERAL PROVISIONS

              10.1 Effective Date - The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, provided that any grant of an Option is subject to the approval of the Plan by the shareholders of the Corporation within twelve (12) months of adoption by the Board of Directors of the Corporation.

              10.2 Termination of the Plan - Unless previously terminated by the Board of Directors of the Corporation, the Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of its adoption by the Board of Directors of the Corporation.

              10.3 Limitation on Termination, Amendment or Modification -

                    10.3.1 The Board of Directors of the Corporation may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the shareholders of the Corporation no amendment or modification shall be made by the Board of Directors of the Corporation which:

                    10.3.1.1 Increases the maximum number of shares of Common Stock as to which Options may be granted under Plan;

                    10.3.1.2 changes the class of eligible Employees; or

                    10.3.1.3 otherwise requires the approval of shareholders to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Exchange Act.

                    10.3.2 No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

              10.4 No Right to Employment - Neither anything contained in the Plan or in any Agreement or other instrument under the Plan nor the grant of any Option hereunder shall confer on any Optionee any right to continue in the employ of the Corporation or of any Affiliate or limit in any respect the right of the Corporation or of any Affiliate to terminate the Optionee's employment at any time and for any reason.



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              10.5 Withholding Taxes -

              10.5.1 Subject to the provisions of subsection 10.5.2, the Corporation will require that an Optionee or any other person or entity receiving Common Stock upon exercise of an Option, as a condition of the exercise of an Option other than an Incentive Stock Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.

              10.5.2 An Optionee may satisfy the withholding obligation described in subsection 10.5.1, in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

              10.5.2.1 it must be made prior to the date on which the amount of tax to be withheld is determined (the "Tax Date");

              10.5.2.2 it shall be irrevocable;

              10.5.2.3 it shall be subject to disapproval by the Board;

              10.5.2.4 if the Optionee is an officer of the Corporation within the meaning of Section 16 of the Exchange Act (an "Officer"), such election may not be made within six months of the grant of the Option (except that this restriction shall not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period);

              10.5.2.5 if the Optionee is an Officer, such election must be made either at least six months prior to the Tax Date or in the ten-day "window period" beginning on the third day following the release of the Corporation's quarterly or annual summary statement of revenues and earnings; and

              10.5.2.6 where the Tax Date of an Officer is deferred up to six months after the exercise of an Option, the full number of Option shares will be issued or transferred upon exercise, but such Officer will be unconditionally obligated to tender back to the Corporation the proper number of shares of Common Stock on the Tax Date.

              10.6 Listing and Registration of Shares -

                    10.6.1 No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.



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                    10.6.2 If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such Option shall give the Board a written statement, satisfactory in form and substance to the Board, that such person is acquiring the shares for such person's own account for investment and not with a view to distribution. The Corporation may place on any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Board may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OF A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."




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